INVESTMENT MANAGER INVESTMENT SUB-ADVISORY AGREEMENT

This INVESTMENT MANAGER INVESTMENT SUB-ADVISORY AGREEMENT (this “Agreement”) made as of October 19, 2018, by and between City National Rochdale LLC, a limited liability company organized under the laws of the state of Delaware (the “Adviser”) and Federated Investment Management Company, a Delaware statutory trust (the “Investment Manager”), with respect to the City National Rochdale High Yield Bond Fund (the “Fund”), a series of City National Rochdale Funds (the “Trust”):

WHEREAS, the Trust is a Delaware statutory trust and is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Trust issues shares (the “Shares”) of the Fund registered under the 1940 Act and Securities Act of 1933, as amended (the “1933 Act”) pursuant to a registration statement filed with the Securities and Exchange Commission (the “SEC”), as amended from time to time (the “Registration Statement”);

WHEREAS, the Investment Manager is an investment adviser registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”) and has filed any required notification filings under all applicable state securities laws;

WHEREAS, the Adviser is employed by the Trust, pursuant to the terms of an Amended and Restated Investment Management Agreement dated August 27, 2015 (the “Investment Management Agreement”), by and between the Adviser and the Trust, to act as investment adviser for and to manage, or arrange for the management of, the investment and reinvestment of the assets of the Fund, to the extent requested by and subject to the supervision and control of, the Board of Trustees of the Trust (the “Board”);

WHEREAS, the Trust and the Adviser desire to retain the Investment Manager to render, as a sub-adviser, investment sub-advisory services to the assets of, or such portion of the assets of, the Fund as the Adviser shall from time to time designate (the “Account”); and

WHEREAS, the Investment Manager is willing to provide investment sub-advisory services to the Account as a sub-adviser, in the manner and on the terms and conditions set forth below;

WHEREAS, the Board (including a majority of those Trustees who are not interested persons of the Trust), and, as necessary, the shareholders of the Fund, have approved the Investment Management Agreement and this Agreement in accordance with the requirements of Section 15(a) and Section 15(c) of the 1940 Act;

NOW, THEREFORE, in consideration of their mutual promises, and intending to be legally bound, the Adviser and the Investment Manager agree as follows:

ARTICLE 1

Engagement of Investment Manager

1.1 The Adviser hereby (a) engages the Investment Manager to manage, as sub-adviser, the investment and reinvestment of the assets of the Account, to the extent requested by and subject to the general supervision of, the Adviser and the Board, and (b) delegates to the Investment Manager the authority vested in Adviser pursuant to the Investment Management Agreement to the extent necessary to enable Investment Manager to perform its services and other obligations under this Agreement, in each case for the period and upon the terms herein set forth. Investment Manager will be responsible for providing investment sub-advisory services under this Agreement only with respect to the assets of the Account.

1.2 The Investment Manager accepts such engagement and agrees during such period at its own expense (subject to Article 3 below) to render such services, and to assume the obligations herein set forth for the compensation herein provided, in each case for the period and upon the terms herein set forth.

1.3 The Investment Manager shall for all purposes be deemed to be an independent contractor, and unless otherwise expressly provided or authorized shall have no authority to act for or represent the Trust or the Fund in any way or otherwise be deemed an agent of the Trust, the Fund or the Adviser. Notwithstanding the foregoing, Adviser hereby appoints Investment Manager as Adviser’s, the Trust’s and the Fund’s agent and attorney-in-fact for the limited purposes of executing account documentation, agreements, contracts and other documents as Investment Manager shall be requested by brokers, dealers or other intermediaries, counterparties and other persons or entities in connection with its management of the assets of the Account of the Fund. Adviser, on behalf of itself, the Fund and the Trust, hereby ratifies and confirms as good and effectual, at law or in equity, all that Investment Manager, and its trustees, officers and employees, may do in the capacity as attorney-in-fact, provided such action is within the scope of the limited power of attorney granted herein. Nothing in this Agreement shall be construed as imposing a duty on Investment Manager, or its trustees, officers and employees, to act or assume responsibility for any matters in its capacity as attorney-in-fact for Adviser, the Fund or the Trust. Any person, partnership, corporation or other legal entity or natural person dealing with Investment Manager in its capacity as attorney-in-fact hereunder for Adviser, the Fund or the Trust is hereby expressly put on notice that Investment Manager is acting solely in the capacity as an agent of Adviser, the Fund or the Trust, and that any such person, partnership, corporation or other legal entity or natural person must look solely to Adviser, the Fund or the Trust, as applicable, for enforcement of any claim against Adviser, the Fund or the Trust, as Investment Manager assumes no personal liability whatsoever for obligations of Adviser, the Fund or the Trust entered into by Investment Manager in its capacity as attorney-in-fact. If requested by Investment Manager, Adviser agrees to have Adviser, the Fund or the Trust execute and deliver to Investment Adviser a separate form of Limited Power of Attorney in form and substance reasonably acceptable to Investment Manager and Adviser.

1.4 The services of the Investment Manager herein provided are not to be deemed exclusive and the Investment Manager shall be free to render similar services or other services to others so long as its services hereunder shall not be impaired thereby.

ARTICLE 2

Duties of Investment Manager

2.1 Investment Management Services.

(a) Subject to the general supervision of the Board and the Adviser, the Investment Manager shall, in its discretion and without prior consultation with Adviser or the Board, provide a continuous and discretionary investment program for the Account and determine the composition of the assets of the Account, including determination, on a discretionary basis, of the purchase, retention or sale of the securities, cash and other investments for the Account. In performing these duties, the Investment Manager shall in its discretion and without prior consultation with Adviser or the Board:

(i) perform research and obtain and evaluate economic, statistical, and financial data that Investment Manager determines to be pertinent and relevant to the investment policies and strategies of the Fund as set forth in the Registration Statement;

(ii) seek out and implement specific investment opportunities, consistent with any investment policies and strategies of the Fund as set forth in the Registration Statement;

(iii) take such steps as Investment Manager determines to be necessary to implement any overall investment policies and strategies of the Fund as set forth in the Registration Statement, including making and carrying out day-to-day decisions to acquire or dispose of permissible investments, managing investments and any other property of the Account, and providing or obtaining such services as may be necessary in managing, acquiring or disposing of investments;

(iv) regularly report to the Board with respect to the implementation of the overall investment strategy for the Fund and any other activities in connection with management of the assets of the Account, as reasonably requested by the Adviser or the Board, including furnishing, within 60 days after the end of each calendar quarter, a statement of all purchases and sales during the quarter and a schedule of investments and other assets of the Account as of the end of the quarter;

(v) maintain all accounts, memoranda, instructions, authorizations or other books and records relating to the acquisition or disposition of investments for the Account as required of an investment sub-adviser to a registered investment company pursuant to Section 31 of the 1940 Act and Section 204 of the Advisers Act, and the rules and regulations promulgated thereunder, all in accordance with Article 6 of this Agreement;

(vi) provide such information as is reasonably requested regarding securities that may be purchased for the Fund by Investment Manager with respect to which reliable prices are not available through customary pricing services to assist in the determination of the net asset value of the shares of the Fund in accordance with applicable law; provided, that Adviser acknowledges and agrees, on behalf of itself, the Fund and the Trust, that (A) Investment Manager is not a pricing agent for the Fund and is not responsible for valuing or pricing the securities and other assets invested in, held by, or sold by the Fund (including, without limitation, the assets in the Account); (B) any information provided by the Investment Manager may be proprietary or otherwise consist of non-public information; (C) nothing in this Agreement shall require Investment Manager to provide any information in contravention of applicable legal or contractual requirements; and (D) any information provided by Investment Manager will be used only for the purpose of pricing portfolio securities and determining the net asset value of the shares of the Fund and will be maintained as confidential by the Adviser, the Fund and the Trust; and

(vii) as required under the 1940 Act, not consult with any other sub-adviser of any other portion of the Fund or any other series of the Trust concerning transactions of the Fund or any other series of the Trust.

(b) Adviser shall continue to have responsibility for all services to be provided to the Fund pursuant to the Investment Management Agreement and shall oversee, monitor and review Investment Manager’s performance of its services and other obligations under this Agreement in the manner contemplated under the 1940 Act. The Investment Manager acknowledges that neither the Adviser nor its employees shall be required to evaluate the merits of investment selections or decisions made by the Investment Manager or be required to approve the selections or decisions, or, except as otherwise contemplated in this Agreement, to confirm their compliance with applicable investment policies and restrictions that have been communicated in writing to the Investment Manager as such investment policies and restrictions are applied to the assets in the Account; these responsibilities being within the duties of the Investment Manager in accordance with the terms of this Agreement. Adviser agrees to comply with the terms and conditions of this Agreement and the Investment Management Agreement and to provide Investment Manager with any information that Investment Manager reasonably requests in order to perform its services, and comply with its obligations, under this Agreement. Nothing in this Agreement shall relieve Adviser of any of its obligations or any liability under the Investment Management Agreement. Adviser further agrees that Investment Manager is not the compliance agent for the Trust, the Fund or Adviser, may not have access to all of the books and records of the Fund or information necessary to perform certain compliance testing, and will not be obligated to request any books and records of the Fund or other information not in Investment Manager’s possession for purposes of compliance testing. In no event shall Investment Manager be responsible for compliance testing with respect to any assets of the Fund other than the assets of the Account.

(c) The Investment Manager’s services shall be subject always to: (i) the general supervision of the Adviser and the Board, (ii) the restrictions of the Agreement and Declaration of Trust (the “Declaration of Trust”) and Bylaws of the Trust, as amended from time to time, in each case as communicated in writing to the Investment Manager and applicable to the assets of the Account; (iii) the provisions of the 1940 Act as applicable to the assets of the Account, (iv) the statements relating to the Fund’s investment objective or objectives, investment policies and investment restrictions as set forth in the then-current Registration Statement, in each case as communicated in writing to the Investment Manager and as applicable to the assets of the Account, (v) the applicable provisions of Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), as applicable to the assets of the Account, (vi) the requirements of those policies and procedures of Investment Manager adopted by the Trust under Rule 38a-1 under the 1940 Act (including any amendments thereto) and applicable to the assets of the Account, and those policies and procedures adopted by the Trust under the 1940 Act (including any amendments thereto) and agreed upon by Adviser and Investment Manager as being applicable to Investment Manager’s management of the assets of the Account pursuant to this Agreement, and (vii) any reasonable instructions provided by the Board or the Adviser in writing to the Investment Manager. The Adviser has furnished or will furnish prior to the effective date of this Agreement the Investment Manager with true, correct and complete copies of the Registration Statement, Declaration of Trust, Bylaws, Investment Management Agreement and any applicable policies and procedures of the Trust as currently in effect and agrees during the continuance of this Agreement to furnish the Investment Manager with true, correct and complete copies of any amendments or supplements thereto before or at the time the amendments or supplements become effective. Adviser also agrees to provide prior to the effective date of this Agreement, and thereafter prior to or at the time any changes thereto become effective, true, correct and complete copies of any exemptive order relied on by Adviser, the Fund or the Trust that may affect the performance of Investment Manager’s services and other obligations under this Agreement (including any “manager of managers” exemptive order) and certified resolutions of the Board, and a duly called meeting of the shareholders of the Fund, approving the Investment Management Agreement and Adviser’s appointment as investment adviser for the Fund under the Investment Management Agreement, and certified resolutions of the Board, and, if necessary, of a duly called meeting of the shareholders of the Fund, approving this Agreement and Investment Manager’s appointment as a sub-adviser for the Fund under this Agreement. To the extent Investment Manager needs to know the affiliated persons of the Adviser, the Fund, or the Trust (or affiliated persons of such affiliated persons) in order to provide its services and comply with its obligations under this Agreement, Adviser also shall provide Investment Manager, prior to the effective date of this Agreement and annually after this Agreement becomes effective, with a written list of all affiliated persons of Adviser, the Fund and the Trust (and any affiliated person of such an affiliated person) and Adviser shall promptly provide Investment Manager with an updated written list whenever Adviser becomes aware of any additional affiliated persons or other changes to the most recently provided list. The Investment Manager will be entitled to rely on all documents furnished by the Adviser, the Board, the Fund or the Trust. Adviser agrees that Investment Manager shall be afforded a reasonable amount of time to implement any change in applicable law, rule or regulation (but in no event (except after obtaining a proper exemptive order or other relief or Adviser’s consent) beyond the mandatory compliance date for any change in applicable law, rule or regulation), any change in the Registration Statement, Declaration of Trust, Bylaws, Investment Management Agreement, any applicable policies and procedures of the Trust or Investment Manager, or other document provided by the Adviser, Board, Fund or the Trust to Investment Manager and any other change arising out of any instructions provided by the Board or Adviser in writing to Investment Manager. Investment Manager shall not be responsible for implementing (or failing to implement) any change in the Registration Statement, Declaration of Trust, Bylaws, Investment Management Agreement, any applicable policies and procedures of the Trust, or other document provided by the Adviser, Board, Fund or the Trust to Investment Manager, or resulting from any instruction of the Board or Adviser, that is not specifically identified in a writing provided to Investment Manager and, in the case of a change in the Trust’s policies and procedures, agreed upon by Investment Manager. Investment Manager will promptly inform Adviser if Investment Manager is not able to implement any such change or new instruction.

(d) Except as instructed by the Board or the Adviser, the Investment Manager shall also make, and is authorized to make, in Investment Manager’s discretion and without prior consultation with Adviser or the Board, (either directly or through a voting service engaged by Investment Manager) decisions for the Account as to the manner in which voting rights, rights to consent to corporate action and any other rights pertaining to the Account’s portfolio securities shall be exercised, in accordance with Investment Manager’s proxy voting policies and procedures as in effect from time to time. Should the Board at any time make any determination as to investment policy and notify the Investment Manager thereof, the Investment Manager shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination has been revoked. Adviser and/or the Trust shall be responsible for making any Form N-PX filings.

(e) In connection with the acquisition or disposition of securities described in Section 2.1(a)(iii), the Investment Manager may place orders for the purchase or sale of Account investments for the account of the Fund with brokers, dealers or other intermediaries (collectively, “brokers or dealers”) selected by it and, to that end, the Investment Manager is authorized as agent of the Trust and the Fund to give instructions to the custodian of the Fund as to deliveries of securities and payments of cash for the account of the Fund. In connection with the selection of brokers or dealers and the placing of purchase and sale orders with respect to assets of the Account, the Investment Manager is directed at all times to seek to obtain the best combination of net price and execution under the circumstances within the policy guidelines as set forth in the current Registration Statement and in accordance with Investment Manager’s best execution policies and procedures as in effect from time to time. Subject to this requirement and the provisions of the Advisers Act, the 1940 Act, and other applicable provisions of law, the Investment Manager may select brokers or dealers with which it, the Adviser or the Fund is affiliated.

(f) In addition to seeking the best combination of net price and execution under the circumstances, the Investment Manager may also take into consideration research and statistical information and wire and other quotation or brokerage services or products provided by brokers and dealers to the Adviser and/or Investment Manager. The Investment Manager is also authorized to effect individual securities transactions at commission rates in excess of the minimum commission rates available, if the Investment Manager determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or Investment Manager’s overall responsibilities with respect to the Account. The Adviser represents that the Trust’s policies with respect to brokerage allocation, as determined from time to time by the Board, are those disclosed in the Registration Statement. The execution of such transactions shall not be deemed to represent an unlawful act or breach of any duty created by this Agreement, under applicable law or otherwise. The Investment Manager periodically will evaluate the statistical data, research and other brokerage and investment services provided to it by brokers and dealers in accordance with Investment Manager’s applicable policies and procedures as in effect from time to time. Such services may be used by the Investment Manager in connection with the performance of its obligations under this Agreement or in connection with other advisory or investment operations, including, without limitation, using such information in managing its own or other client accounts. In selecting brokers or dealers, Investment Manager may also consider the reliability, integrity and financial condition of a broker or dealer, the size of and difficulty in executing a transaction, and other factors that Investment Manager deems appropriate and consistent with Investment Manager’s applicable policies and procedures as in effect from time to time.

(g) Nothing in this Agreement shall preclude or require the aggregation of orders for sale or purchase of securities or other investments by two or more series of the Trust or by the Trust and other accounts (collectively, “Advisory Clients”) managed by the Adviser or the Investment Manager to the Fund, provided that: (i) the Adviser or Investment Manager’s actions with respect to the aggregation of orders for multiple Advisory Clients, including the Fund, are consistent with the then-current positions in this regard taken by the Securities and Exchange Commission or its staff through releases, “no-action” letters, or otherwise; and (ii) the Investment Manager’s policies (or summaries thereof) with respect to the aggregation of orders for multiple Advisory Clients have been previously submitted to the Adviser. If Investment Manager so aggregates any such orders, allocation of the securities or other investments so purchased or sold, as well as the expenses incurred in the transaction, will be made by Investment Manager in the manner Investment Manager considers to be equitable and consistent with such applicable policies and procedures of Investment Manager as in effect from time to time. Adviser hereby acknowledges that such aggregation of orders may not result in a more favorable price or lower brokerage commissions in all instances.

(h) The Investment Manager will advise the Adviser and, if instructed by the Adviser, the Fund’s custodian on a prompt basis each day by electronic telecommunication or facsimile of each confirmed purchase and sale of a portfolio security specifying the name of the issuer, the full description of the security including its class, amount or number of shares of the security purchased or sold, the market price, the commission, government charges and gross or net price, trade date, settlement date and identity of the clearing broker. Under no circumstances may the Trust, the Adviser, the Investment Manager, SEI Investments Global Funds Services or any affiliates of such parties act as principal in a securities transaction with the Fund or any other investment company managed by the Adviser unless (i) permitted by an exemptive provision, rule or order under the 1940 Act and (ii) upon obtaining prior approval of the securities transaction from the Adviser. Any such transactions shall be reported quarterly to the Board.

(i) The Investment Manager shall inform the Adviser and the Board on a current basis of changes in investment strategy or tactics or the key personnel of Investment Manager responsible for providing advisory services to the Account of the Fund under this Agreement. It shall also be the duty of the Investment Manager to furnish to the Board such information as may reasonably requested as necessary for the Board to evaluate this Agreement or any proposed amendments thereto for the purposes of casting a vote pursuant to Article 7.

(j) The Investment Manager acknowledges and agrees that (i) the names “City National Rochdale” and “City National Rochdale Funds” are the property of City National Bank, and (ii) the Investment Manager will publicly disseminate information concerning the Fund and the Trust only if such information has been approved in advance by the Trust; provided, that nothing shall prevent Investment Manager, or its affiliates, from disclosing such information in connection with its performance of its services and obligations under, or the enforcement of its rights under, this Agreement, or disclosing the fact that it serves as a sub-adviser to the Adviser, Fund and Trust in required disclosures and responses to requests for information. Investment Manager and its affiliates also are expressly authorized to include the name of Adviser, the Trust or the Fund on a representative client list. Investment Manager hereby grants Adviser, the Trust and the Fund, for the term of this Agreement, a royalty free, nonexclusive, nontransferable right to use the name “Federated” (hereinafter referred to as a “Mark”) in the United States as part of the name of the Fund and in any Required Filings, or any sales literature, statement, communication or other document relating to the Trust or the Fund, provided the use of such Mark is approved by Investment Manager in advance in writing. Such right does not include the right to allow third parties to use the Mark. Neither Adviser, the Trust nor the Fund shall retain any right to use of the Mark after the termination of this Agreement. Upon termination of this Agreement, Adviser will (and will have the Trust and the Fund) immediately terminate all use of the Mark and destroy any remaining unused sales literature, statements, communications or other documents, whether written, printed or electronic, that contains the Mark. Adviser agrees to use its best efforts to ensure that the nature and quality of the services rendered in connection with the Mark shall conform to the terms of this Agreement. Adviser further agrees to (and agrees to have the Trust and the Fund) comply with any reasonable requirements for the use of the Mark provided from time to time by Investment Manager to Adviser or the Trust in writing. Nothing in this Agreement is intended, nor shall be construed, as preventing either Investment Manager (or its affiliated persons) or Adviser, the Trust or the Fund from using the names of Investment Manager, Adviser, the Trust or the Fund in responses to regulatory examinations, inspections or inquiries, or subpoenas or other compulsory legal process.

(k) Adviser agrees to (and to have the Trust and the Fund) submit any proposed language in any shareholder report (including, without limitation, Forms N-SAR or N-CSR), Registration Statement (including, without limitation, prospectus or statement of additional information), proxy voting report (including, without limitation, Form N-PX), portfolio holding report (including, without limitation, Form N-Q), proxy statement or information statement (including, without limitation, Form N-14), “blue-sky” filing, or any other required filing, or any amendment or supplement to any of the foregoing, of the Trust or the Fund filed with the SEC or applicable state securities regulator (collectively, “Required Filings”), or any sales literature, statement, communication or other document relating to the Trust or the Fund, that mentions Investment Manager (other than identifying Investment Manager as a sub-adviser to the Fund), or that describes Investment Manager’s services or other obligation hereunder, to Investment Manager for review prior to use for prompt review of such materials by Investment Manager within a reasonable and appropriate deadline. Adviser acknowledges and agrees that it is responsible for ensuring that any Required Filings, or any sales literature, statement, communication or other document, relating to the Trust or the Fund will at all times be in compliance with all disclosure and other requirements under applicable laws, rules or regulations, and that Investment Manager shall have no liability in connection therewith, except to the extent arising directly out of a material inaccuracy in, or material omission from, information furnished in writing by Investment Manager to Adviser, the Fund or the Trust specifically for inclusion in any Required Filings, or any sales literature, statement, communication of other document, relating to the Trust or the Fund, that causes any such Required Filings or other document to (i) fail to be accurate and complete in all material respects with respect to Investment Manager or its services, or (ii) omit to state any material fact necessary in order to make the statements made therein with respect to Investment Manager or its services, in light of the circumstances under which they were made, not misleading.

ARTICLE 3

Allocation of Charges and Expenses

3.1 The Investment Manager will bear its own costs of providing services hereunder. Other than as specifically indicated herein, the Investment Manager shall not be responsible for the Trust’s, the Fund’s or the Adviser’s expenses, including, without limitation: the day to day expenses related to the operation and maintenance of office space, facilities and equipment; expenses incurred in the organization, and continuation of the existence, of the Trust, the Fund or the Adviser, including, without limitation, legal and accounting expenses and certain costs of registering the Trust, the Fund or the Adviser, or the securities of the Trust or the Fund under federal securities law and qualifying for sale under state securities laws; any share redemption expenses; expenses of portfolio transactions, including, without limitation, any commission, mark-ups, transfer fees, registration fees, ticket charges, transfer taxes, custodian fees and similar expenses; shareholder servicing and administrative support costs; expenses incurred in the distribution of shares; fees and expenses of preparing, printing and filing any Required Filings, other governing documents of the Trust, the Fund or Adviser, or any amendment or supplement thereto, or any sales literature, statement, communication or other document under the 1933 Act, the 1940 Act or otherwise; pricing costs; interest on borrowings by the Fund; charges of the custodian, transfer agent, dividend disbursing agent, and other service providers to the Trust, the Fund or the Adviser, if any; cost of auditing services; all taxes and fees; insurance premiums; investor services (including allocable personnel and telephone expenses); association membership dues; the cost of paying dividends and capital gains distributions; non-recurring items, such as all losses and liabilities incurred in administering the Trust and the Fund; and any extraordinary expenses, including litigation costs in legal actions involving the Fund, or costs related to the compensation, meeting reimbursement or indemnification of Trustees, officers and employees of the Trust. Adviser will cause any expenses advanced to the Fund by Investment Manager to be promptly reimbursed to Investment Manager.

3.2 The Fund shall be free to retain at its expense other persons to furnish it with any services whatsoever, including, without limitation, statistical, factual or technical information or advice.

3.3 The terms of this Article 3 shall survive the termination of this Agreement.

ARTICLE 4

Compensation of the Investment Manager

4.1 For the services to be rendered as provided herein, the Adviser shall pay to the Investment Manager for each month of the Fund’s fiscal year on the last day of each such month a fee based upon the average daily net assets of the Account, as determined pursuant to the Fund’s Registration Statement, at the following annual rate as a percentage of the Account’s average daily net assets:

35 basis points on the first $100 million

30 basis points on the next $150 million

25 basis points on the next $250 million

20 basis points on the next $250 million

15 basis points on assets over $750 million

4.2 For the month and year in which this Agreement becomes effective or terminates there shall be an appropriate proration on the basis of the number of days that the Agreement is in effect during the month and year respectively.

4.3 If the net asset value is not required to be determined on any particular business day, then for the purpose of the foregoing computations, the net asset value of a share as last determined shall be deemed to be the net asset value of a share as of the close of business on that day.

4.4 In connection with purchases or sales of portfolio securities for the account of the Fund, neither the Investment Manager nor any officer, director, shareholder or other affiliate of the Investment Manager shall: (i) act as agent and accept any compensation other than its compensation provided for in this Agreement, except in the course of such person’s business as an underwriter or broker; or (ii) act as broker and accept any commission, fee, or other remuneration in excess of the limits prescribed in the 1940 Act and the rules promulgated thereunder.

4.5 The Investment Manager agrees that in all matters relating to the management of the investment of the assets of the Account, it will act in conformity with the Registration Statement, Declaration of Trust, and Bylaws of the Trust then in effect as provided to the Investment Manager in accordance with, and subject to, Section 2.1(c).

4.6 The provisions of this Article 4 shall survive the termination of this Agreement until such time as the Investment Manager has received all compensation owing to Investment Manager under this Agreement.

ARTICLE 5

Limitations of Liability; Indemnification; and Representation and Warranties

5.1 The Investment Manager shall give the Fund the benefit of the Investment Manager’s best judgment and efforts in rendering services under this Agreement; provided, that the Investment Manager and/or its trustees, officers, employees or agents, shall not be liable to the Adviser, the Trust, the Fund, any shareholder of the Fund or any other person or entity for any error of judgment or mistake of law, for any loss suffered by any of them in connection with the matters to which this Agreement relates, or for any action or omission of the Investment Manager, except for losses to the extent resulting from: (i) willful misfeasance, bad faith or gross negligence on the part of the Investment Manager in the performance of its obligations and duties under this Agreement; or (ii) Investment Manager’s reckless disregard of its obligations and duties under this Agreement. Without limiting the foregoing, Investment Manager shall not have any liability whatsoever for any investment losses incurred by the Fund, or arising from transactions by the Fund, either (A) prior to the date on which Investment Manager assumes responsibility for the management of the assets of the Account of the Fund, or (B) effected based on instructions provided by any transition manager or other person or entity other than Investment Manager. The terms of this Section 5.1 shall survive termination of this Agreement.

5.2. (a) Subject to the terms and conditions of this Agreement, each party (the “Indemnifying Party”) agrees to indemnify, defend and hold harmless the other party, its shareholders, controlling persons, trustees, officers, employees and agents (collectively, the “Indemnified Parties”), from and against any loss, claim, penalty, fine, expense (including reasonable attorney’s fees) or other liability suffered, paid or incurred by any of the Indemnified Parties arising out of, resulting from or relating to (i) any breach of the Indemnifying Party’s covenants under this Agreement, (ii) any inaccuracy in, or breach of, any of the Indemnifying Party’s representations and warranties contained in this Agreement, (iii) any violation of applicable law by the Indemnifying Party, its shareholders, controlling persons, trustees/directors, officers, employees or agents (or, in the case of Adviser, the Fund or its service providers, other than Investment Manager), or (iv) the willful misfeasance, bad faith, gross negligence or willful disregard of the Indemnifying Party’s obligations under this Agreement on the part of the Indemnifying Party, its controlling persons, trustees/directors, officers or employees (or, in the case of Adviser, the Fund or its service providers, other than Investment Manager). Nothing herein shall be deemed to protect any Indemnified Party against any liability to which such Indemnified Party would otherwise be subject by reason of its, or its trustees’/directors’, officers’, employees’ or agents’, willful misfeasance, bad faith or gross negligence, or reckless disregard of Indemnified Party’s obligations and duties under this Agreement. Additionally, the respective indemnification obligations hereunder shall not apply in the event that the conduct that would otherwise form the basis for a claim hereunder resulted from reasonable reliance by the party from whom indemnification is sought on (i) materially inaccurate or misleading information provided to such party, in writing, by the party seeking indemnification hereunder (or any affiliate of such party) or (ii) unauthorized or improper actions in breach of this Agreement taken by the party seeking indemnification hereunder (or any affiliate of such party).

(b) To the extent that Adviser authorizes Investment Manager, in writing, to respond to, prosecute or otherwise handle any claim, bankruptcy proceeding or other litigation relating to a portfolio security bought, held or sold for the Fund’s portfolio (each a “Portfolio Security Matter”), Adviser further agrees to indemnify Investment Manager for a pro rata portion of any attorney fees, court costs, or other fees or expenses suffered, paid or incurred by Investment Manager in connection with responding to, prosecuting or otherwise handling any Portfolio Security Matter.

(c) Adviser, on behalf of itself, the Fund and the Trust, is hereby expressly put on notice of any limitation of liability as set forth in the governing documents (i.e., declaration of trust or similar governing document, or bylaws) of Investment Manager and agrees that the obligations assumed by Investment Manager pursuant to this Agreement will be limited in any case to Investment Manager and its assets and Adviser, the Trust, and the Fund shall not seek satisfaction of any such obligation from the shareholders of Investment Manager, the trustees of Investment Manager, Investment Manager’s officers, employees, agents, contractors or other representatives, or any of them.

(d) The terms of this Section 5.2 shall survive termination of this Agreement.

5.3 Nothing in this Agreement is intended, or shall be construed, as relieving Adviser or Investment Manager from any liability or obligation under any provision of the 1940 Act, the Advisers Act or other applicable state or federal law that may not be modified or waived.

5.4 Investment Manager represents, warrants and covenants to Adviser that, as of the date hereof:

(a) Investment Manager is a business entity of the type indicated in the first paragraph of this Agreement, and is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization;

(b) Investment Manager has the right, power and authority under its governing documents (i.e., declaration of trust or similar governing document, and bylaws) to execute and deliver, and perform its obligations under, this Agreement;

(c) This Agreement constitutes the legal, valid, and binding obligation of Investment Manager, enforceable against Investment Manager in accordance with its terms, except to the extent such enforceability is limited by applicable bankruptcy, fraudulent conveyance and similar laws affecting creditor or counterparty rights generally, general principles of equity or public policy;

(d) Neither the execution and delivery of this Agreement by Investment Manager nor the performance of any of Investment Manager’s obligations hereunder will give any person or entity the right to prevent, delay, or otherwise interfere with the performance of such obligations pursuant to: (i) any provision of Investment Manager’s governing documents (i.e., declaration of trust or similar governing document, and bylaws); (ii) any resolution adopted by the governing body (i.e., board of trustees) or shareholders of Investment Manager; (iii) any law, rule, regulation or administrative or court order to which Investment Manager or its assets may be subject or bound; or (iv) any material contract to which Investment Manager is a party or by which Investment Manager or its assets may be subject or bound;

(e) Investment Manager is not required to obtain any consent from any person or entity in connection with the execution and delivery of this Agreement or the performance of any of Investment Manager’s services or other obligations under this Agreement;

(f) Investment Manager is registered with the SEC as an investment adviser under the Advisers Act and is registered or licensed as an investment adviser under the laws, rules or regulations of all jurisdictions in which its activities require it to be so registered or licensed, except where the failure to be so licensed would not have a material adverse effect on its business or the performance of its services and other obligations under this Agreement;

(g) Investment Manager is in compliance, in all material respects, with the laws, rules or regulations applicable to Investment Manager when performing its obligations under this Agreement. Without limiting the foregoing, Investment Manager has adopted written policies and procedures reasonably designed to prevent violations of the federal securities laws as required under Rule 38a-1 promulgated under the 1940 Act or Rule 206(4)-7 under the Advisers Act, as applicable. Without limiting the foregoing, Investment Manager has adopted a written code of ethics as required under Rule 17j-1 promulgated under the 1940 Act or Rule 204A-1 under the Advisers Act, as applicable. Upon Adviser’s reasonable request, Investment Manager will provide Adviser and the Board with a copy (or summary) of Investment Manager’s applicable compliance policies and procedures. Investment Manager also will promptly provide Adviser with a copy (or summary) of any material amendment to Investment Manager’s applicable policies and procedures;

5.5 Adviser represents, warrants and covenants to Investment Manager that, as of the date hereof:

(a) Adviser is a business entity of the type indicated in the first paragraph of this Agreement, and is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization. The Fund is a duly constituted series of the Trust, which is a business entity of the type indicated in the first recital paragraph to this Agreement, and is duly organized, validly existing, and in good standing under the laws of the Trust’s jurisdiction of organization;

(b) Adviser has the right, power and authority under its governing documents (i.e., limited liability company agreement or similar governing document, and bylaws) and the Investment Management Agreement to execute and deliver, and perform its obligations under, this Agreement. Adviser has been duly appointed by the Board and the shareholders of the Fund to provide investment advisory services to the Fund as contemplated by the Investment Management Agreement;

(c) This Agreement and the Investment Management Agreement each constitutes the legal, valid, and binding obligation of Adviser, enforceable against Adviser in accordance with their respective terms, except to the extent such enforceability is limited by applicable bankruptcy, fraudulent conveyance and similar laws affecting creditor or counterparty rights generally, general principles of equity or public policy;

(d) Neither the execution and delivery of this Agreement or the Investment Management Agreement by Adviser nor the performance of any of Adviser’s services or other obligations under this Agreement or the Investment Management Agreement will give any person or entity the right to prevent, delay, or otherwise interfere with the performance of such services or other obligations pursuant to: (i) any provision of Adviser’s governing documents (i.e., limited liability company agreement or similar governing document, and bylaws) or the Declaration of Trust, Bylaws, Registration Statement or other governing documents of the Fund and the Trust; (ii) any resolution adopted by the governing body (i.e., board of managers/trustees) or shareholders of Adviser or the Board or shareholders of the Fund or the Trust; (iii) any law, rule, regulation or administrative or court order to which Adviser or its assets, or the Fund or the Trust, or the assets of the Fund or the Trust, may be subject or bound; or (iv) any material contract to which Adviser, the Fund or the Trust is a party or by which Adviser or its assets, or the Fund or the Trust, or the assets of the Fund or the Trust, may be subject or bound;

(e) Except for the approval(s) of the Board and, as necessary, of the Fund’s shareholders as required by Section 15 of the 1940 Act, Adviser is not required to obtain any consent from any person or entity in connection with the execution and delivery of the Investment Management Agreement or this Agreement, the performance of any of Adviser’s services or other obligations under the Investment Management Agreement or this Agreement or the appointment of Adviser as investment adviser to the Fund as contemplated in the Investment Management Agreement or of Investment Manager as sub-adviser to the Fund as contemplated in this Agreement;

(f) Adviser is registered with the SEC as an investment adviser under the Advisers Act and is registered or licensed as an investment adviser under the laws, rules or regulations of all jurisdictions in which its activities require it to be so registered or licensed, except where the failure to be so licensed would not have a material adverse effect on its business or the performance of its services and other obligations under the Investment Management Agreement and this Agreement. The Trust is a registered investment company under the 1940 Act, and the Shares of the Fund and the Trust are duly registered under the 1933 Act and under the laws, rules or regulations of all jurisdictions in which such Shares are offered that require such registration;

(g) Each of Adviser, the Fund and the Trust is in compliance, in all material respects, with the laws, rules or regulations applicable to Adviser, the Fund or the Trust. Without limiting the foregoing, each of Adviser and the Board (with respect to the Fund and the Trust) has adopted written policies and procedures reasonably designed to prevent violations of the federal securities laws as required under Rule 38a-l promulgated under the 1940 Act or Rule 206(4)-7 under the Advisers Act, as applicable. Without limiting the foregoing, each of Adviser and the Board (with respect to the Fund and the Trust) has adopted a written code of ethics as required under Rule 17j-l promulgated under the 1940 Act or Rule 204A-1 under the Advisers Act, as applicable;

(h) Adviser has received and reviewed copies or summaries of Investment Manager’s policies and procedures applicable to Investment Manager’s performance of its obligations and services under this Agreement, and any other information regarding Investment Manager or its services that Adviser or the Board has determined necessary or appropriate in connection with appointing Investment Manager as a sub-advisor for the Fund as contemplated in this Agreement. The Board has adopted such policies and procedures of Investment Manager as policies and procedures of the Trust and the Fund. Adviser has provided to Investment Manager all information and documents required under Article 2 of this Agreement;

(i) Adviser has instructed (or had the Trust or the Fund instruct) the custodian(s) to the Fund to: (A) accept and carry out instructions as may be directed from the authorized persons of Investment Manager provided in writing by Investment Manager to such custodian(s) from time to time (which instructions may be orally given if confirmed in writing or given on a recorded line); and (B) provide Investment Manager with all operational information necessary for Investment Manager to trade on behalf of the Fund; and

(j) Adviser will promptly provide Investment Manager with notice of: (i) the occurrence of any event which reasonably likely could disqualify Adviser from serving as an investment adviser of a registered investment company under Section 9(a) of the 1940 Act or otherwise; (ii) an event that would constitute a change in control (as interpreted under the 1940 Act) of Adviser; and (iii) of any pending or overtly threatened audit, investigation, complaint, examination or other regulatory inquiry (other than routine or sweep regulatory examinations or inspections) relating to the Fund conducted by any state or federal governmental regulatory authority, provided that Adviser will not be deemed in breach of this disclosure obligation to the extent that counsel has informed Adviser that such disclosure would render Adviser, or any affiliate of Adviser, in violation of any applicable law or regulation, and, provided further, that Adviser will provide such disclosure to Investment Manager promptly upon the suspension of such impediment.

5.6 Adviser and Investment Manager mutually agree to provide the other with prompt written notice if any of their respective representations, warranties or covenants as set forth in this Agreement shall be breached, or become inaccurate, in any material respect, provided that neither Adviser nor Investment Manager, as the case may be, will be deemed in breach of this disclosure obligation to the extent that counsel has informed Adviser or Investment Manager, as the case may be, that such disclosure would render the reporting party, or any affiliate of the reporting party, in violation of any applicable law or regulation, and, provided further, that Adviser or Investment Manager, as the case may be, will provide such disclosure to Investment Manager or Adviser, as the case may be, promptly upon the suspension of such impediment.

ARTICLE 6

Books and Records

6.1 In accordance with the requirements of Rule 31a-3 under the 1940 Act, the Investment Manager shall maintain separate books and detailed records pertaining to the Investment Manager’s provision of investment sub-advisory services to the Fund (the “Fund’s Books and Records”), including without limitation (and as applicable) the records required by subparagraphs (b)(5), (6), (7), (9), (10) and (11) and paragraph (f) of Rule 31a-1 under the 1940 Act. The Fund’s Books and Records shall be promptly available (including by overnight delivery of copies or for telecopying) without delay to the Adviser during any day that the Fund is open for business. The Investment Manager shall preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the Fund’s Books and Records. Investment Manager also will permit Adviser to reasonably inspect such books and records during normal business hours upon reasonable prior notice.

6.2 The Investment Manager agrees that the Fund’s Books and Records which it maintains for the Fund in accordance with Rule 31a-3 under the 1940 Act are the property of the Trust and further agrees to surrender promptly to the Trust any such books, records or information upon the Trust’s reasonable request; provided, however, that the Investment Manager may maintain copies of such books and records. All such books and records shall be made available, within five business days of a written request (or such longer period mutually agreed upon by Investment Manager and Adviser), to the Trust’s independent registered public accounting firm during regular business hours at the Adviser’s or Investment Manager’s offices. The Trust or its authorized representative shall have the right to copy, at the Fund’s or its representatives’ expense, any of the Fund’s Books and Records in the possession of the Investment Manager. Such books, records, information or reports shall be made available to properly authorized government representatives consistent with state and federal law and/or regulations. In the event of the termination of this Agreement, all such books, records or other information constituting the Fund’s Books and Records shall be returned to the Trust free from any claim or assertion of rights by the Investment Manager; provided, however, that the Investment Manager may maintain copies of such books, records or other information.

6.3 Each party to this Agreement agrees that it shall (and, in the case of Adviser, that Adviser shall have the Board, the Fund and the Trust) treat as confidential, and not disclose to any third party, any information (including Investment Manager’s investment advice, and the Fund’s Books and Records, as applicable) provided to it (the “Receiving Party”) by the other party (the “Disclosing Party”) that is marked “Confidential” or that reasonably should be known to be confidential, including the investment activities or holdings of the Fund (collectively, “Confidential Information”). All Confidential Information that a Disclosing Party provides to the Receiving Party shall not be used by the Receiving Party (and, in cases where Adviser is the Receiving Party, by the Board, the Fund or the Trust) for any purpose not permitted under this Agreement. The foregoing (a) shall not be applicable to any information that is publicly available when provided by the Disclosing Party or which thereafter becomes publicly available other than in contravention of this Agreement or any confidentiality obligation known to the Receiving Party, (b) shall not prevent disclosure or use of any Confidential Information to the extent necessary to render the services or perform the obligations pursuant to this Agreement, or otherwise to operate the Trust and the Fund, provided, that any disclosure to a third party is made subject to confidentiality obligations substantially similar, in all material respects, to the confidentiality obligations imposed under this Section 6.3, and (c) shall not prevent disclosures expressly permitted or required under applicable law, rule or regulation (including in response to regulatory requests). The terms of this Section 6.3 shall survive termination of this Agreement.

ARTICLE 7

Duration and Termination of this Agreement

7.1 This Agreement shall be effective as of the date set forth above; provided, however, that the Agreement shall not become effective unless and until the later of the time at which it is approved by the Board, including a majority of Trustees who are not parties to this Agreement or interested persons of any such party to this Agreement, or the time at which it is approved by a majority of the Fund’s outstanding voting securities. as required by the 1940 Act. This Agreement shall continue in effect for two years and shall thereafter continue in effect from year to year so long as such continuance is specifically approved at least annually by: (i) the Board, or by the vote of a majority of the Fund’s outstanding voting securities; and (ii) a majority of those Trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

7.2 Termination.

(a) This Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board or by vote of the holders of a majority of such Fund’s outstanding voting securities, or by the Adviser or Investment Manager, on sixty (60) days’ written notice to the other party.

(b) This Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board in the event that it shall have been established by a court of competent jurisdiction that the Investment Manager or any officer or trustee of the Investment Manager has taken any action which results in a breach of the covenants of the Investment Manager set forth herein, which breach (if capable of being cured), was not cured within thirty (30) days of Investment Manager receiving notice of such breach from the Adviser or the Board.

(c) This Agreement shall automatically terminate, without the payment of any penalty, in the event of its assignment.

(d) This Agreement shall automatically terminate, without the payment of any penalty, in the event of the assignment or termination of the Investment Management Agreement.

(e) In the event of termination of this Agreement for any reason, Investment Manager shall, promptly upon receiving notice of termination or a receipt acknowledging delivery of a notice of termination to Adviser, or such later date as may be specified in such notice, cease all activity on behalf of the Fund and with respect to the assets of the Account, except as expressly directed by Adviser, and except for the settlement of securities transactions already entered into for the account of the Fund with respect to the assets of the Account. Termination of this Agreement shall not relieve Adviser or Investment Manager of any liability incurred hereunder.

ARTICLE 8

Amendments to this Agreement

8.1 This Agreement may be amended by the parties only in a writing signed by the parties and only if such amendment is specifically approved by: (i) if required by the 1940 Act, the vote of a majority of the Fund’s outstanding voting securities, and (ii) a majority of those Trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

8.2 Notwithstanding anything herein to the contrary, this Agreement may be amended by the parties in a writing signed by the parties but without the vote or consent of shareholders of the Fund to supply any omission, to cure, correct or supplement any ambiguous, defective or inconsistent provision hereof, or if the parties mutually deem necessary to conform this Agreement to the requirements of applicable federal laws or regulations, but neither the Adviser or Investment Manager shall be liable for failing to do so.

ARTICLE 9

Notices

9.1 All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (i) delivered by hand, (ii) sent by facsimile or electronic mail (with written confirmation of receipt), provided that a copy is promptly mailed by registered mail, return receipt requested, or (iii) when received by the addressee, if sent by a nationally recognized overnight delivery service, in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by written notice to the other party):

If to the Adviser:

City National Rochdale, LLC

400 Park Avenue

New York, NY 10022

Facsimile No.: (212) 702-3535

Attn: Anthony Sozio

If to the Investment Manager:

Federated Investment Management Company

Federated Investors Tower

1001 Liberty Avenue

Pittsburgh, PA 15222

Facsimile No.: (412) 288-2925

Attn: George Polatas

ARTICLE 10

Miscellaneous Provisions

10.1 Other Relationships. It is understood that the officers, Trustees, agents, shareholders and other affiliates of the Trust are or may be interested in the Adviser or Investment Manager as officers, directors, agents, shareholders, affiliates or otherwise, and that the officers, directors, shareholders, agents and other affiliates of the Adviser or Investment Manager may be interested in the Trust other than as shareholders.

10.2 Definitions of Certain Terms. The terms “assignment,” “affiliated person” and “interested person,” when used in this Agreement, shall have the respective meanings specified in the 1940 Act. The term “majority of the outstanding voting securities” means the lesser of: (a) 67% or more of the votes attributable to Shares of the Fund or the Trust, as appropriate, present at a meeting if the holders of more than 50% of such votes are present or represented by proxy; or (b) more than 50% of the votes attributable to Shares of the Fund or the Trust, as appropriate.

10.3 Applicable Law.

(a) This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of New York without regard to conflicts of law principles or precedents.

(b) This Agreement shall be subject to the provisions of the 1933 Act, the 1940 Act and the Securities Exchange Act of 1934, as amended, and other applicable federal law, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith. To the extent that the laws of New York, or any of the provisions of this Agreement, irreconcilably conflict with applicable provisions of applicable federal law, applicable federal law shall control.

10.4 Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

10.5 Captions. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

10.6 Counterparts. This Agreement may be executed (including by facsimile, Adobe portable document format, electronic mail, or otherwise) simultaneously in multiple counterparts, each of which taken together shall constitute one and the same instrument.

10.7 Cooperation with Authorities. Each party hereto shall reasonably cooperate with the other party and all appropriate governmental authorities (including without limitation the SEC) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

10.8 Cumulative Rights. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws and which cannot be waived by contract.

10.9 Compensation of Officers, Trustees and Employees. No Trustee, officer or employee of the Trust shall receive from the Trust any salary or other compensation as a Trustee, officer or employee of the Fund while at the same time holding a position as a director, officer, partner, member or employee of the Investment Manager. This paragraph shall not apply to consultants and other persons who are not regular members of the Investment Manager’s staff.

10.10 Service Providers. Notwithstanding anything contained in this Agreement to the contrary, Investment Manager may enter into arrangements with its affiliates (including, without limitation, Federated Advisory Services Company) and other third-party contractors in connection with the performance of Investment Manager’s services and other obligations under this Agreement, including, without limitation, for the provision of certain personnel, services and facilities to Investment Manager, provided that such arrangements comply with the 1940 Act (including, if applicable the requirements of Section 15 of the 1940 Act). Investment Manager agrees, subject to the terms and conditions of this Agreement, that Investment Manager will remain responsible for any actions or omissions of such affiliates or other third-party contractors to the same extent as if Investment Manager had taken such action or made such omission under this Agreement.

10.11 Entire Agreement; Assignment; No Third Party Rights. This Agreement supersedes all prior discussions, negotiations, understandings and agreements between the parties with respect to its subject matter and constitutes a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. Subject to Sections 7.2(c) and 10.10 of this Agreement, neither party may assign or delegate any of its rights under this Agreement without the prior consent of the other party. Except as expressly provided in this Agreement, this Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their permitted successors and permitted assigns. Except as expressly provided in this Agreement, nothing expressed or referred to in this Agreement will be construed to give any person or entity other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.

10.12 Waivers. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, rule or regulation, (i) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (ii) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (iii) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

10.13 Further Assurances. The parties agree (i) to furnish upon request to each other such further information, (ii) to execute and deliver to each other such other documents, and (iii) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

* * *Signature Page Follows* * *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by their duly authorized officers all on the day and year first above written.

CITY NATIONAL ROCHDALE, LLC

(Adviser)

By:	/s/ Terrence Loughran
Title:	Director & SVP

FEDERATED INVESTMENT MANAGEMENT COMPANY

(Investment Manager)

By:	/s/ John Basil Fisher
Title:	President & CEO
10/12/18